UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2008, Nara Bancorp, Inc. (“Nara Bancorp” or the “Company”), the Board of Directors of Company approved Long Term Incentive Plans (“Plans”) for six named executive officers (“Executives”). Effective January 1, 2008, the purpose of the Plans is to provide a benefit to the Executives, as they are a select group of management who contribute materially to the continued growth, development and future business success of the Bank. The Plans are meant to encourage and give incentive to the Executives to remain at the Bank for the long term.

Min Kim, the President and Chief Executive Officer, and Bonita Lee, the Chief Credit Officer will each have up to $40,000 per year, for the next ten years, placed in a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when they reach 65 years of age. Alvin D. Kang, the Chief Financial Officer, will have up to $40,000 per year, for the next five years, placed in a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting on January 1, 2013.

Kyu S. Kim, Eastern Regional Manager, Myung Hee Hyun, Chief Operations Officer, and Jasna Penich, Chief Risk Officer will each have up to $30,000 per year, for the next ten years, placed in a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when they reach 65 years of age.

The Plans require the accomplishment of certain performance criteria, by each Executive, each year in order for each Executive to be credited with the full amount of his or her yearly contribution, as described above. All the Executives, except for Mr. Kang, will have five year cliff vesting of up to 50% of their total potential contribution amounts plus accrued interest in their deferred compensation accounts, with an additional 10% vesting of the total potential contributions plus accrued interest in each of years six through ten. Since Mr. Kang’s contribution period is shorter, his Plan will be governed by a shorter vesting cycle. Mr. Kang will have three year cliff vesting of up to 50% of the total potential contributions into the deferred compensation account plus accrued interest, with an additional 25% of the total potential contributions plus accrued interest in years four and five.

The Plans allow for vesting of the contribution portion already placed in an Executive’s deferred compensation account, whether vested or not, upon the occurrence of both a change in control and a separation from service for good reason within twelve months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: March 4, 2008	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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